Exhibit 10.2

Execution Version

CONTRIBUTION AND EXCHANGE AGREEMENT

IN MAKING AN INVESTMENT DECISION, ROLLOVER STOCKHOLDER MUST RELY ON HIS, HER OR ITS OWN EXAMINATION OF TOPCO (AS DEFINED BELOW) AND ITS SUBSIDIARIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY. FURTHERMORE, NONE OF THE FOREGOING AUTHORITIES HAVE CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.

THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER SHALL BE ACQUIRED SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF OCEANKEY TOPCO LP (as amended, restated or modified from time to time, THE “TOPCO LP AGREEMENT”), BY AND AMONG THE parties thereto, AS SUCH TERMS AND CONDITIONS MAY BE AMENDED OR MODIFIED UNDER THE TERMS HEREOF. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS SUBSCRIBED FOR HEREUNDER MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE TOPCO LP AGREEMENT. THE PERSON NAMED ON THE SIGNATURE PAGE HERETO AS “ROLLOVER STOCKHOLDER”, BY EXECUTION OF THIS CONTRIBUTION AND EXCHANGE AGREEMENT, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE TOPCO LP AGREEMENT TO THE EXTENT APPLICABLE TO ROLLOVER STOCKHOLDER BY THE TERMS OF SUCH TOPCO LP AGREEMENT, AS SUCH PROVISIONS MAY BE AMENDED OR MODIFIED UNDER THE TERMS HEREOF.

THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) dated as of November 21, 2024, is made by and among OCEANKEY Topco LP, a Delaware limited partnership (“TopCo”), and the undersigned Person listed as “Rollover Stockholder” on the signature pages hereto (“Rollover Stockholder”).

WHEREAS, MediaOcean LLC, a Delaware limited liability company (“Parent”), Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Innovid Corp., a Delaware corporation (the “Company”), are parties to that certain Merger Agreement, dated as of November 21, 2024 (as the same may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation, and TopCo will indirectly acquire via such merger 100% of the shares of the Company (other than the Rollover Shares (as such term is defined below)) (such transaction, the “Merger”);

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, subject to the terms and conditions of this Agreement, prior to the Effective Time under the Merger Agreement, in connection with, and as part of, the transactions contemplated by the Merger Agreement, (a) Rollover Stockholder desires to rollover or contribute, and transfer and assign to TopCo all of its right, title and interest in a number of shares of Company Common Stock having an aggregate dollar value equal to the amount set forth opposite Rollover Stockholder on Schedule 1 hereto (any shares of Company Common Stock that are so contributed, assigned and transferred, the “Rollover Shares”, and such aggregate dollar value (including the value of the Rollover Shares), the “Rollover Amount”), solely in exchange for Common Series A Units in TopCo (the “TopCo Units”) having an aggregate value equal to the Rollover Amount (with each TopCo Unit having a value, for this purpose, equal to having a price per equal to the price per Common Series A Unit paid by OceanKey Holdings LP in connection with its investment in TopCo at the Closing), and (b) TopCo desires to accept the contribution, transfer and assignment of the Rollover Shares and the Rollover Amount, and, in exchange therefor, issue the TopCo Units to Rollover Stockholder (such contribution and exchange, the “Contribution and Exchange”); and

WHEREAS, it is intended that, for U.S. federal and applicable state and local income tax purposes, that the Contribution and Exchange qualifies as a contribution under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TopCo and Rollover Stockholder hereby agree as follows:

1. The Contribution and Exchange Closing. The Contribution and Exchange shall take place immediately prior to the Effective Time, subject to the satisfaction (or valid waiver by the parties entitled to the benefit thereof) of the conditions to closing set forth in Section 5 (the “Contribution and Exchange Closing”).

2. Contribution and Exchange. Effective at the Contribution and Exchange Closing, subject only to the satisfaction (or valid waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 5, automatically and without any further action by the parties hereto, and in accordance with the terms and conditions hereof:

(a) (i) Rollover Stockholder hereby unconditionally, completely and irrevocably contributes, assigns, transfers, conveys and delivers to TopCo the Rollover Shares, free and clear of any and all Liens, except Liens under applicable securities laws, and (ii) in exchange therefor, TopCo shall issue to Rollover Stockholder the TopCo Units, free and clear of any and all Liens, except Liens under applicable securities laws; provided, that at least five (5) Business Days prior to Closing of the Merger, Rollover Stockholder may provide written notice to TopCo (a “Subscription Election”) to elect to reduce the number of Rollover Shares by a number of shares equal to up to [●]% of the Rollover Amount (the “Reduction Amount”) and instead subscribe at the Closing (the “Subscription”) for and purchase a number of TopCo Units (”Subscribed Units”) for a purchase price payable to (and paid to) TopCo at the Closing equal to the Reduction Amount. At the Closing, to the extent a valid Subscription Election is made, Rollover Stockholder shall deliver to TopCo, by wire transfer of immediately available funds to an account designated by TopCo, an amount equal to the Reduction Amount. For the elimination of doubt, the number of TopCo Units issued to Rollover Stockholder will be decreased by the number of Subscribed Units issued to Rollover Stockholder.

(b) At the Contribution and Exchange Closing, Rollover Stockholder shall deliver to TopCo signed instruments of assignment and conveyance documents as are reasonably necessary to transfer to TopCo all of Rollover Stockholder’s right, title and interest in and to the Rollover Shares (including, if the Rollover Shares are certificated, the delivery of certificates evidencing the applicable number of shares of Company Common Stock owned, beneficially and of record, by Rollover Stockholder, duly endorsed to TopCo).

(c) Notwithstanding anything provided under the terms of this Agreement, the Contribution and Exchange and the TopCo Units and Subscribed Units (if any) issued to Rollover Stockholder shall, in each case, be subject in all respects to the terms and conditions set forth in Exhibit B hereto upon the effectiveness of the Contribution and Exchange Closing, Closing of the Merger Agreement and, if applicable, receipt by TopCo or its designee of the Reduction Amount.

3. Representations and Warranties of TopCo. TopCo hereby represents and warrants (as of the date hereof and as of immediately prior to the Contribution and Exchange Closing) to Rollover Stockholder as follows:

(a) It is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal and company power to enter into this Agreement and to perform its obligations hereunder.

(b) There is no Legal Proceeding before any Governmental Authority, pending or, to TopCo’s knowledge, threatened against TopCo that would materially and adversely affect TopCo’s performance under this Agreement or the consummation of the transactions contemplated hereby.

(c) All limited partnership action on the part of TopCo necessary for the execution and delivery by TopCo of this Agreement and the performance of its obligations hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of TopCo, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(d) The execution and delivery by TopCo of this Agreement and the performance of its obligations hereunder shall not result in (i) any violation of its certificate of limited partnership or the TopCo LP Agreement, (ii) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound or (iii) any violation of any applicable Law or court decree.

(e) When issued in accordance with the terms of this Agreement, the TopCo Units and Subscribed Units (if any) shall be duly authorized and validly issued, free and clear of all Liens, except (i) as set forth in the TopCo LP Agreement or any other agreement entered into between or among Rollover Stockholder, on the one hand, and TopCo or any of its Affiliates, on the other hand, (ii) Liens created by Rollover Stockholder and (iii) Liens under applicable federal, state and/or foreign securities Laws.

4. Representations and Warranties of Rollover Stockholder. Rollover Stockholder hereby represents and warrants (as of the date hereof and as of immediately prior to the Contribution and Exchange Closing) to TopCo as follows:

(a) In the event Rollover Stockholder is an entity, (i) Rollover Stockholder is validly existing and in good standing under the Laws of the jurisdiction of its establishment, (ii) Rollover Stockholder has all requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement and (iii) Rollover Stockholder’s execution, delivery and performance of this Agreement has been duly authorized by it. In the event Rollover Stockholder is an individual, Rollover Stockholder is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) There is no Legal Proceeding before any Governmental Authority, pending or, to Rollover Stockholder’s knowledge, threatened against Rollover Stockholder that would adversely affect Rollover Stockholder’s performance under this Agreement or the consummation of the transactions contemplated hereby.

(c) The execution and delivery of this Agreement by Rollover Stockholder and the consummation of the transactions contemplated hereby shall not result in (i) in the event Rollover Stockholder is an entity, any violation of its trust or governing documents, (ii) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which Rollover Stockholder or Rollover Stockholder’s property or assets is bound, (iii) any violation by Rollover Stockholder of any applicable Law or court decree or (iv) any obligation of Rollover Stockholder to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, Governmental Authority. Rollover Stockholder (1) has obtained such tax advice that it has deemed necessary; and (2) represents that Rollover Stockholder’s principal place of business or residence is as set forth on the signature page hereof.

(d) Rollover Stockholder is the record and beneficial owner of the Rollover Shares held by him, her or it and has good, valid and marketable title to any such Rollover Shares, free and clear of any Liens, except as may exist under applicable federal, state and/or foreign securities Laws. The Rollover Shares held by Rollover Stockholder have been issued in compliance with all applicable securities Laws and were acquired from the Company in compliance with all Laws.

(e) All action on the part of Rollover Stockholder necessary for the consummation of the transactions contemplated hereby and the execution and delivery by Rollover Stockholder of this Agreement and the performance of his, her or its obligations hereunder has been taken or shall be taken in accordance with the terms of this Agreement. This Agreement constitutes the valid and legally binding obligation of Rollover Stockholder, enforceable against Rollover Stockholder in accordance with its terms, except as enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(f) Rollover Stockholder is aware that no federal or state agency has passed upon the TopCo Units and Subscribed Units (if any) or made any finding or determination concerning the fairness of this investment.

(g) Rollover Stockholder understands that his, her or its investment in TopCo involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of Rollover Stockholder’s investment in such securities.

(h) Rollover Stockholder (i) has been provided with access to all information concerning the TopCo Units and Subscribed Units (if any), TopCo and its Subsidiaries (including the Company post-Closing), as he, she or it has requested and has had an opportunity to ask questions of management of the TopCo and / or its Subsidiaries, (ii) understands that information with respect to existing business and historical operating results of TopCo and its Subsidiaries (including the Company post-Closing) and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct, (iii) has not relied on any Person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision, (iv) fully understands the nature, scope and duration of the limitations applicable to the TopCo Units and Subscribed Units (if any) it is acquiring, and (v) acknowledges that on the date hereof TopCo cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of TopCo and its Subsidiaries (including the Company post-Closing).

(i) Rollover Stockholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in TopCo and of making an informed investment decision with respect thereto.

(j) As a result of Rollover Stockholder’s relationship with the business of the Company and its Subsidiaries and their respective Affiliates and Rollover Stockholder’s review of the aforementioned documents, Rollover Stockholder is properly able to evaluate TopCo and its Subsidiaries (including after the consummation of the actions contemplated by the Merger Agreement, the Company and its Subsidiaries) and the risks inherent in an investment therein.

(k) The TopCo Units and Subscribed Units (if any) shall be acquired for Rollover Stockholder’s own account for investment purposes only. Rollover Stockholder (i) acknowledges that the TopCo Units and Subscribed Units (if any) have not been registered under the Securities Act or any applicable state and/or foreign securities Laws, (ii) is not purchasing or otherwise acquiring the TopCo Units and Subscribed Units (if any) with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in his, her or its circumstances or other particular occasion or event which would cause him, her or it to sell the TopCo Units and Subscribed Units (if any).

(l) Rollover Stockholder has received no representations or warranties from TopCo other than as set forth in Section 3 above and those representations and warranties to be set forth in the TopCo LP Agreement.

(m)   Rollover Stockholder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, a copy of which rule is attached hereto as Annex A, which Rollover Stockholder has indicated by marking the appropriate box on the signature page hereto and by marking and initialing the appropriate box on Annex A the provision(s) of Rule 501(a) under which Rollover Stockholder qualifies as an “accredited investor.”

(n) Rollover Stockholder understands that (i) based in part on Rollover Stockholder’s representations on the signature pages hereto and Annex A, TopCo intends to rely on one or more exemptions from registration as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and (ii) Rollover Stockholder shall not be afforded the protections provided to investors in registered investment companies under the Investment Company Act.

(o) For purposes of the Investment Company Act and the Securities Act, including any applicable “look-through” rules thereunder, Rollover Stockholder constitutes one person at the time of the initial issuance of the TopCo Units and Subscribed Units (if any) and, in the event Rollover Stockholder is an entity, each of Rollover Stockholder’s beneficial owners is, and will be, an “accredited investor” as so defined.

(p) Neither TopCo nor any Person acting on behalf of TopCo has offered to sell or sold the TopCo Units and Subscribed Units (if any) to Rollover Stockholder by means of any form of general solicitation or general advertising.

(q) Rollover Stockholder has relied upon the advice of his, her or its own tax advisors in connection with the transactions contemplated by this Agreement. Rollover Stockholder acknowledges and agrees that TopCo makes no covenant, representation or warranty as to the tax treatment of the Contribution and Exchange, the other transactions contemplated hereby or the ownership of the TopCo Units and Subscribed Units (if any).

5. Conditions.

(a) Rollover Stockholder’s obligation to consummate the Contribution and Exchange contemplated hereby is subject to the following conditions: (i) TopCo shall have complied in all material respects with its obligations hereunder, (ii) TopCo’s representations and warranties in Section 3 of this Agreement shall be true and correct in all material respects and (iii) the Merger Agreement and the Merger and the Closing being reasonably anticipated to occur immediately following the Contribution and Exchange.

(b) TopCo’s obligation to consummate the Contribution and Exchange contemplated hereby is subject to the following conditions: (i) Rollover Stockholder shall have complied in all material respects with its obligations hereunder, including, without limitation, delivering the instruments of assignment and conveyance documents for the Rollover Shares to TopCo, (ii) Rollover Stockholder’s representations and warranties in Section 4 of this Agreement shall be true and correct in all material respects, and (iii) the Merger and the Closing being reasonably anticipated to occur immediately following the Contribution and Exchange.

6. No Proxies or Encumbrances. Except pursuant to the terms of this Agreement, the Voting and Support Agreement, if any, to which Rollover Stockholder is a party or the Merger Agreement, Rollover Stockholder will not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of the Rollover Shares of Rollover Stockholder, or (b) otherwise sell, assign, transfer, encumber or dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, the Rollover Shares of Rollover Stockholder.

7. Tax Matters.

(a) The parties hereto intend that, for U.S. federal and applicable U.S. state and local income tax purposes, the TopCo Contribution and Exchange as to the Rollover Shares qualifies as a contribution under Section 721(a) of the Code (collectively, the “Intended Tax Treatment”). The parties hereto agree to, and the parties hereto agree to cause all of their Affiliates and Subsidiaries to, file all Tax Returns consistently with, and take no position in a Tax proceeding, audit or otherwise inconsistent with, the Intended Tax Treatment, in each case, unless otherwise required by a “determination” as defined in Section 1313(a) of the Code.

(b) Prior to the Contribution and Exchange Closing, Rollover Stockholder shall terminate or cause to be terminated any and all of the Tax indemnity, allocation, sharing, or similar agreements, arrangements or undertakings in effect, written or unwritten, as of immediately prior to the Effective Time, as between Rollover Stockholder or any predecessor or Affiliate thereof, on the one hand, and the Company Group, on the other hand, for all Taxes imposed by any Governmental Authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.

(c) At or prior to the Contribution and Exchange Closing, Rollover Stockholder shall deliver to TopCo an IRS Form W-9 of Rollover Stockholder or an appropriate IRS Form W-8 of Rollover Stockholder (or, in the case of non-U.S. Persons, alternative equivalent certificates, in the reasonable judgment of TopCo), in either case, dated as of the Closing Date.

(d) In consideration of the consummation of the transactions set forth herein (including the terms set forth in the term sheet attached as Exhibit B attached hereto), Rollover Stockholder agrees to be responsible for and shall reimburse the Company Group for any and all taxes required to be paid by the Company Group on behalf of Rollover Stockholder in connection with this Agreement, including any required withholding for Israeli taxes in connection with the RSU rollover. The Company Group shall be a third-party beneficiary solely for purposes of Section 7(d).

8. Termination. This Agreement shall terminate automatically, without any further action by any party hereto, upon the termination of the Merger Agreement in accordance with its terms; provided, that nothing herein shall relieve any party from liability for any breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

9. Limitation on Transfer. Rollover Stockholder acknowledges that he, she or it is aware that there are substantial restrictions on the transferability of the TopCo Units and Subscribed Units (if any) that shall be contained in the TopCo LP Agreement, subject to certain permitted transfers to be set forth therein and the terms and conditions set forth in Exhibit B hereto. In addition, since the TopCo Units and Subscribed Units (if any) have not been registered under the Securities Act or the securities Laws of any jurisdiction, such securities may not be disposed of unless they are subsequently registered and/or qualified under applicable federal, state and/or foreign securities Laws or Rollover Stockholder provides evidence reasonably satisfactory to the general partner of TopCo that an exemption from such registration and qualification is available.

10. Survival. All the agreements, representations and warranties made by Rollover Stockholder in this Agreement shall survive the consummation of the Contribution and Exchange, the transactions contemplated by this Agreement and the acceptance of Rollover Stockholder’s Contribution and Exchange by TopCo.

11. Joinder to TopCo LP Agreement. By execution and delivery of this Agreement and subject to satisfaction of the conditions set forth in Section 5, Rollover Stockholder hereby (i) agrees to become a party to the TopCo LP Agreement, as of the Closing (and at or prior to such time shall deliver to TopCo an executed counterpart signature page to the TopCo LP Agreement in the form attached hereto as Exhibit A, including, if Rollover Stockholder is married, the Spousal Consent referred to therein) and shall be fully bound by, and subject to, all of the agreements, terms and conditions contained therein, provided that, nowithstanding anything provided herein or in the TopCo LP Agreement, the terms and conditions set forth in Exhibit B attached hereto shall apply to Rollover Stockholder’s TopCo Units and Subscribed Units (if any) and (ii) makes, constitutes and appoints TopCo and such other Persons as may from time to time be designated by TopCo (individually and collectively, the “Representative”) with full power of substitution and resubstitution, his, her or its true and lawful agent and attorney-in-fact, for him, her or it and in his, her or its name, place and stead and for his, her or its use and benefit, to act as his, her or its proxy in respect of (A) the execution and delivery, on behalf of Rollover Stockholder, of the signature page of the TopCo LP Agreement and (B) the execution and delivery of such other documents as may be reasonably requested by TopCo solely to evidence Rollover Stockholder’s becoming a party to the TopCo LP Agreement. In acting for Rollover Stockholder pursuant to the proxy set forth in this section, the Representative shall not be responsible to Rollover Stockholder for any loss or damage Rollover Stockholder may suffer by reason of the performance by the Representative of its duties hereunder except in the case of fraud, willful misconduct or gross negligence. The appointment of the Representative shall be deemed to be coupled with an interest and as such shall be irrevocable and, if Rollover Stockholder is an individual, shall survive the death, incompetency, mental illness or insanity of Rollover Stockholder, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of Rollover Stockholder in all matters referred to in this Section 11.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be by delivery in person, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows: if to TopCo, addressed to TopCo, c/o CVC Advisors (U.S.) Inc., 712 Fifth Avenue, 44th Floor, New York, NY 10019, Attention: Yicong Liu, email: [●]@[●]; if to a Rollover Stockholder, at the address or email address set forth on the signature page hereto, or to such other Persons or addresses as may be designated in writing by the party to receive such notice. Rollover Stockholder hereby consents to receiving any and all notices from TopCo, including any notices given in accordance with the TopCo LP Agreement, be means of electronic mail. All notices, requests, claims, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

13. Restrictive Covenants; Non-Disparagement; and Employment Agreement. Rollover Stockholder acknowledges and agrees that Rollover Stockholder shall receive substantial direct and indirect benefits by the consummation of the transactions contemplated by the Merger Agreement including specifically the consideration for the sale of equity interests (the value of which includes, among other things, goodwill) held directly or indirectly by Rollover Stockholder.

(a) Non-Solicitation. For a period of [●] immediately following the consummation of the Merger (the “Restricted Period”), Rollover Stockholder shall not induce any employee, consultant, supplier, or customer of the Company or any of its Subsidiaries or any of their respective Affiliates as of the Closing (the “Company Group”) to terminate or reduce its scope of relationships with the applicable Company Group entity. In addition, Rollover Stockholder will not, directly or indirectly, solicit or recruit any employee of the Company Group for the purpose of terminating their engagement with the applicable Company Group entity.

(b)  Non-Competition. During the Restricted Period, Rollover Stockholder shall not engage, establish, open, or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which is reasonably likely to interfere with any of the Company Group’s proprietary information, property (including intellectual property), or goodwill or to be otherwise competitive with the business (or any part thereof) of the Company Group, as conducted or contemplated to be conducted at such time. Nothing in this Section 13(b) shall prohibit Rollover Stockholder from (1) purchasing or owning less than [●] percent ([●]%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment; or (2) making passive investments in any commingled investment fund or vehicle managed by a third party manager.

(c)  Non-Exclusivity. Rollover Stockholder acknowledges that the covenants contained herein are separate from, in addition to, and not in substitution for, the restrictive covenants to which he, she or it may be subject pursuant to the TopCo LP Agreement or any employment agreement, non-compete agreement, equity incentive award agreement or other agreements with TopCo or any of its Subsidiaries and that nothing in this Agreement is intended to limit or curtail the covenants in such other agreements.

(d)  Non-Disparagement. TopCo and Rollover Stockholder hereby agree not to, and to cause their respective controlled Affiliates not to, for a period of [●] following the consummation of the Merger, make or publish any derogatory or disparaging written, oral, or electronic statements about (i) the other party or any of their respective Affiliates or any of their predecessors, equityholders and the present and former Representatives of the foregoing, individually and in their official capacities or (ii) any products, services, practices or operations of the other party or any of their respective Affiliates. Notwithstanding the covenants contained in this Section 13, Rollover Stockholder and his, her or its Affiliates shall not be prohibited or restricted from (1) making or publishing any such statements that Rollover Stockholder or his, her or its Affiliate, as applicable, reasonably believes in good faith to be necessary in responding to or initiating a bona fide claim involving such Person, and is otherwise not prohibited by the terms hereof, (2) answering truthfully if compelled to do so in a deposition, lawsuit or similar dispute resolution proceeding, (3) otherwise cooperating or communicating with any governmental agencies or entities or, to the extent applicable to TopCo or its Subsidiaries, self-regulatory organizations that may be investigating possible unlawful conduct, (4) rebutting in good faith statements made by any member of the Company Group (or any of their respective present or former Representatives) that are untrue or misleading, or (5) making statements in the good faith performance of Rollover Stockholder’s duties to the Company Group.

(e) Confidentiality.

(i) Rollover Stockholder acknowledges that he or she has and/or shall have access to, and is and/or shall become aware of, Confidential Information, and this Confidential Information has and/or shall have been acquired by or compiled by TopCo and its Subsidiaries at great expense and over a great amount of time. Rollover Stockholder expressly acknowledges and agrees that TopCo and its Subsidiaries derives material economic value from the protection of Confidential Information, the disclosure of which will cause substantial and irreparable harm to TopCo and its Subsidiaries. Rollover Stockholder further acknowledges that this Confidential Information gives TopCo and its Subsidiaries a competitive advantage over other businesses in TopCo’s and its Subsidiaries’ field of endeavor and TopCo and its Subsidiaries will be greatly and irreparably damaged by the release or use of this Confidential Information outside of the business of TopCo and its Subsidiaries. Rollover Stockholder agrees that commencing on the date hereof and at all times thereafter, he, she or it shall not, and he, she or it shall cause his, her or its Affiliates and Representatives not to, disclose or divulge, or use for the benefit of any person or entity other than TopCo and its Subsidiaries, this Confidential Information to anyone.

(ii) Notwithstanding the provisions of Section 13(e)(i) of this Agreement, if Rollover Stockholder or any of his, her or its Affiliates or Representatives are requested or required to disclose (after Rollover Stockholder has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with the Company and TopCo about such party’s intention to make, and the proposed contents of, such disclosure) any of the Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand, regulatory or similar process), Rollover Stockholder shall, or shall cause such Affiliate or Representative, to, to the extent legally permitted, provide the Company and TopCo with prompt written notice of such request so that the Company may, at its sole cost and expense, seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Rollover Stockholder or his, her or its Affiliate or Representative may disclose only that portion of the Confidential Information which such Person is legally required to disclose or of which disclosure is required, giving the Company and TopCo prompt written notice of such disclosure, and Rollover Stockholder shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded to such Confidential Information so disclosed.

(iii) Rollover Stockholder shall not issue any press release or make any public statement relating to the subject matter of this Agreement, the Merger Agreement or the matters and transactions contemplated hereby and thereby without the prior approval of Parent (it being understood that Parent may condition, withhold or delay approval of any economic terms (including the purchase price or any components thereof) in its sole discretion); provided, however, that the parties to this Agreement and their respective Affiliates may cause a public announcement or other communication to be made in respect of the transactions contemplated by this Agreement or the Merger Agreement as may be required to comply with the requirements of applicable Law (including securities laws, rules and regulations) or the rules or regulations of any applicable stock exchange.

(f) Good Reason Waiver. Rollover Stockholder acknowledges and agrees that, subject to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the changes to Rollover Stockholder’s authority, duties or responsibilities contemplated in Exhibit B hereto that apply as of immediately following the consummation of the Merger, shall not constitute “Good Reason” under Rollover Stockholder’s employment agreement, the Innovid Executive Change of Control Severance Plan or any other agreement with the Company or any of its Subsidiaries (including, for the avoidance of doubt, Innovid, Inc. and its Subsidiaries); provided however that, any subsequent changes to Rollover Stockholder’s authority, duties, or responsibilities, shall be eligible to give rise to “Good Reason” under Rollover Stockholder’s employment agreement, the Innovid Executive Change of Control Severance Plan or any other agreement with the Company or any of its Subsidiaries (including, for the avoidance of doubt, Innovid, Inc. and its Subsidiaries) subject to the applicable terms for, and definition of, Good Reason under the applicable agreement.

(g) Employment Agreement. The parties agree that Rollover Stockholder’s employment agreement with the Company or its Subsidiaries continues to apply mutatis mutandis notwithstanding the consummation of the transactions contemplated by this Agreement and the Merger Agreement in accordance with its terms, subject to the changes noted in Exhibit B hereto, clause (f) above or an employment agreement amendment to be signed by the Rollover Stockholder consistent with the terms set forth in Exhibit B hereto. The board of directors (or equivalent governing body) of TopCo will consult in good faith with the Chief Executive Officer of TopCo in respect of an initial allocation of management incentive plan units to Rollover Stockholder, to be issued at, or promptly following, the Closing, pursuant to the terms set forth in Exhibit B hereto.

(h) Definitions.

For purposes of this Section 13, the following terms shall have the meanings set forth in this clause (i):

(i) “Confidential Information” means all information (written or oral) that is confidential or proprietary to TopCo, the Company and their respective Subsidiaries and is not otherwise generally available to the public regarding TopCo, the Company and their respective Subsidiaries, including trade secrets, Software (including source code and object code), data and databases, files, proprietary designs, copyrights and other confidential or proprietary Intellectual Property, and business techniques not available to the public; provided, that the term “Confidential Information” shall not include information which (a) at the time of disclosure was in the public domain or (b) after disclosure, became part of the public domain other than as a result of a disclosure by Rollover Stockholder or any of his, her or its Affiliates or Representatives not permitted by this Agreement.

(ii) “Representatives” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, such Person or entity’s employees, officers, partners or management company or the attorneys or other representatives thereof.

14. Miscellaneous.

(a)   Subject to applicable Law, this Agreement may be amended or modified only by written agreement executed and delivered by TopCo and Rollover Stockholder. Any purported amendment by any party or parties effected in a manner which does not comply with this Section 14(a) shall be void. Any agreement on the part of any party to any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

(b)   This Agreement, together with the TopCo LP Agreement and Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c)   Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Rollover Stockholder without the prior written consent of TopCo.

(d)   If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. In the event that any term or other provision in this Agreement is invalid or unenforceable, each party intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The parties hereto agree that, if a court of competent jurisdiction determines that any term of Section 13 (Restrictive Covenants) of this Agreement is invalid or unenforceable, such court shall have the power to (and the parties intend that such court shall) reduce the scope, duration or area of any such term or provision, delete specific words or phrases or replace any invalid or unenforceable term or provision in Section 13 of this Agreement with a term or provision that is valid and enforceable to the maximum extent permitted by applicable Law and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(e)   Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all disputes, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. To the extent permitted by Law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state court sitting in the State of Delaware or United States federal court sitting in Wilmington, Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 14(e). EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(f) The parties hereto recognize that the performance of the obligations under this Agreement by Rollover Stockholder, including, without limitation, with respect to Section 13, is special, unique, and extraordinary in character, and agree and acknowledge that Rollover Stockholder’s breach or threatened breach of any term or provision of this Agreement shall materially and irreparably harm TopCo, and its Subsidiaries, including, after the Closing, the Company and its Subsidiaries such that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement by Rollover Stockholder and that TopCo in its sole discretion and in addition to any other remedies that TopCo may have at law or in equity shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement. Each party hereto further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 14(f), and each party hereto (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) shall cooperate fully in any attempt by the other party in obtaining such equitable relief. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(g)   This Agreement may be executed in one or more counterparts, any one of which may be by electronic submission such electronic mail or comparable technology (any such delivery, an “Electronic Delivery”), and all of which taken together shall constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent delivered an Electronic Delivery, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(h)   Each party hereto acknowledges and agrees that this Agreement is not intended, and should not be construed to, grant Rollover Stockholder any right to employment or continued employment with TopCo or its Subsidiaries, including, after the Closing, the Company and its Subsidiaries, whether before and/or after the Closing, and further, Rollover Stockholder acknowledges and agrees that this Agreement is being executed as part of the transactions contemplated in the Merger Agreement. Rollover Stockholder acknowledges and agrees that any subsequent change or changes in Rollover Stockholder’s employment with TopCo or its Subsidiaries, including, after the Closing, the Company and its Subsidiaries, including the termination of such Rollover Stockholder’s employment for any reason and whether or not such termination occurs at any time before or after the Closing, shall not affect the validity or scope of this Agreement, and that the covenants and agreements contained in this Agreement shall survive the termination of Rollover Stockholder’s employment for any reason and at any time.

(i) To the extent Rollover Stockholder makes a valid Subscription Election, Rollover Stockholder agrees to (1) cause an amount equal to the Reduction Amount to be paid to TopCo (or its designee) at the Closing of the Merger, including, without limitation, by directing the paying agent or other applicable Person (the “Paying Agent”) to wire, in immediately available funds, in any letter of transmittal or other applicable document, to TopCo or its designee and (2) to make, constitute and appoints TopCo and such other Persons as may from time to time be designated by TopCo with full power of substitution and resubstitution, his, her or its true and lawful agent and attorney-in-fact, for him, her or it and in his, her or its name, place and stead and for his, her or its use and benefit, to act as his, her or its proxy in respect of directing and causing the Paying Agent to take the actions contemplated by clause (1) above. In acting for Rollover Stockholder pursuant to the proxy set forth in this section, TopCo shall not be responsible to Rollover Stockholder for any loss or damage Rollover Stockholder may suffer by reason of the performance by TopCo of its duties or rights hereunder except in the case of fraud, willful misconduct or gross negligence. The appointment of TopCo shall be deemed to be coupled with an interest and as such shall be irrevocable and, if Rollover Stockholder is an individual, shall survive the death, incompetency, mental illness or insanity of Rollover Stockholder, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of TopCo as the act of Rollover Stockholder in all matters referred to in this Section 14(i).

(j) In consideration of the consummation of the transactions set forth herein (including the terms set forth in the term sheet attached as Exhibit B attached hereto), and notwithstanding anything to the contrary in the Merger Agreement, the Company Equity Plans or otherwise, Rollover Stockholder expressly agrees and consents that any Company RSU Consideration otherwise payable to Rollover Stockholder in respect of 50% of Rollover Stockholder’s unvested Company RSUs (with such 50% amount determined on a tranche by tranche basis of Company RSUs), as determined in good faith by Parent) (the “Continuing Company RSUs”), shall be payable pro rata within 60 days following the dates on which the Continuing Company RSUs associated with such payments would have vested but for the cancellation and conversion of such Continuing Company RSUs into the right to receive a cash payment of Company RSU Consideration pursuant to Section 2.8(a) of the Merger Agreement, net of any applicable withholding tax and without interest (and, in respect of the remaining 50% of Rollover Stockholder’s unvested Company RSUs (determined on a tranche by tranche basis), such Company RSUs shall be treated in accordance with Section 2.8(a) of the Merger Agreement such that Rollover Stockholder shall receive a lump sum cash payment of Company RSU Consideration with respect to such Company RSUs, net of any applicable withholding tax); provided that, if Rollover Stockholder’s employment is terminated as a result of a voluntary resignation without Good Reason or a termination by the Company for Cause, Rollover Stockholder shall automatically forfeit any unpaid amounts of Company RSU Consideration that would have been payable to him in respect of such Continuing Company RSUs, without any further action required by any party. For the avoidance of doubt, any such forfeiture shall not otherwise impact the Rollover Stockholder’s Contribution and Exchange pursuant to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

ROLLOVER STOCKHOLDER: Zvika Netter
By:
Name:	Zvika Netter
Title:

Residence or Principal Business Address of Rollover Stockholder:	Address for Notices, if different from Residence or Principal Business Address:

E-mail:

ACCREDITED INVESTOR:

☐ Rollover Stockholder hereby represents and warrants that he, she or it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and Rollover Stockholder has marked and initialed the appropriate box(es) on Annex A hereto indicating the provision under which Rollover Stockholder qualifies as an “accredited investor.”

OR

☐ Rollover Stockholder hereby represents and warrants that Rollover Stockholder is not an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

[Signature Page to Contribution & Exchange Agreement – MediaOcean Rollover Holder]

SUBSCRIPTION FOR THE PARTNERSHIP UNITS

ACCEPTED THIS ___ DAY OF _____________, 2024

OCEANKEY topco lp

By: OceanKey GP, LLC

By:
Name:
Title:

[Signature Page to Contribution & Exchange Agreement]

Annex A

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Rollover Stockholder has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Rollover Stockholder and under which Rollover Stockholder accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, registered investment adviser, exempted investment adviser, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐ Any entity, of a type not listed in box (2), (3), (4), (8), or (9) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Annex A

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐ Any natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐ Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐ Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in the immediately preceding box and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) the immediately preceding box.

Additional Matters.

(a)  Rollover Stockholder was not formed or reformed for the purpose of acquiring the TopCo Units and Subscribed Units (if any).

☐ Yes
☐ No

(b)  Rollover Stockholder’s commitment to TopCo is less than forty percent (40%) of Rollover Stockholder’s assets (including committed capital).

☐ Yes

☐ No

(c)  Rollover Stockholder is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (i.e., no beneficial owner of Rollover Stockholder has individual discretion over his, her or its investments).

☐ Yes

☐ No

(d)  The governing documents of Rollover Stockholder require that each beneficial owner of Rollover Stockholder participates in all of Rollover Stockholder’s investments and no beneficial owner of Rollover Stockholder has the right to “opt out” of an investment.

☐ Yes

☐ No

(e)  No beneficial owner of Rollover Stockholder may vary (on an investment-by-investment basis) the percentage of its contributions to Rollover Stockholder for investments made by or on behalf of Rollover Stockholder or the percentage of its profits and losses from such investments.

☐ Yes

☐ No

[Signature Page to Contribution & Exchange Agreement – MediaOcean Rollover Holder]

Schedule 1

Rollover Stockholder	Rollover Amount
Zvika Netter

$[●]*

*provided, however, such Rollover Amount shall be reduced by the aggregate value of (A) Rollover Stockholder’s Company RSUs to be converted into TopCo RSUs (as defined in the Merger Agreement), and
(B) the Reduction Amount paid to TopCo at the Closing.

For the avoidance of doubt,

(i) Rollover Stockholder will be permitted to allocate the particular shares of Company Common Stock to be contributed, assigned and transferred in exchange for TopCo Units and (ii) Rollover Stockholder will subscribe for Subscribed Units with cash paid to TopCo at the Closing to the extent the aggregate value of the Rollover Shares and Company RSUs is less than $[●].

Exhibit A

Counterpart Signature Page to TopCo LP Agreement

[See Attached]

COUNTERPART SIGNATURE PAGE TO
LP AGREEMENT

By execution of this Counterpart Signature Page, the undersigned does hereby become a party to and agrees to be bound by the provisions of the Amended and Restated Limited Partnership Agreement, dated as of December 15, 2021 (as it may be amended, restated or modified from time to time, the “LP Agreement”) of OceanKey TopCo LP, a Delaware limited partnership (“TopCo”), by and among the parties listed on the signature pages thereto, and the undersigned hereby authorizes TopCo to append this Counterpart Signature Page to the LP Agreement as evidence thereof.

By:
Name:
Title:

Address:

Attn:
Telephone No.:
E-mail:

Signature Page to LP Agreement

LP AGREEMENT – SPOUSAL CONSENT

The undersigned is the spouse of _______________________. The undersigned acknowledges that he or she has read the Amended and Restated Limited Partnership Agreement, dated as of December 15, 2021 (as it may be amended, restated or modified from time to time, the “LP Agreement”) of OceanKey TopCo LP, a Delaware limited partnership (“TopCo”) and clearly understands its provisions. The undersigned is aware that, by the provisions of the LP Agreement, he or she has agreed to sell or transfer all of his or her interest in TopCo including any community property interest, in accordance with the terms and provisions of the LP Agreement. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the LP Agreement in its entirety, including, but not limited to, those provisions relating to the sales and transfers of interests in TopCo.

Dated: _______________, 2024

___________________________________

Print Spouse’s Name:_________________________

Signature Page to Spousal Consent

Exhibit B

[Term Sheet]